UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                          Date of Report: July 21, 2004

                            OAK HILL FINANCIAL, INC.
             (Exact name of Registrant as specified in its charter)

              Ohio                    0-26876                   31-1010517
  (State or jurisdiction of       (Commission or              (IRS Employer
         incorporation)            file number)           identification number)

                                 14621 S. R. 93
                                Jackson, OH 45640
                    (Address of principal executive offices)

                                 (740) 286-3283
                      (Registrant's phone number, including
                                   area code)

                                 Not Applicable
          (Former name or former address, if changed since last report)

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Item 5:     Other Events and Regulation FD Disclosure

                  On July 20, 2004, Oak Hill Banks ("Oak Hill"), a banking
            corporation chartered under the law of Ohio and a wholly-owned subsidiary of Oak Hill Financial, Inc. ("Oak Hill Financial"), an Ohio corporation, and The Ripley National Bank ("Ripley National"), a national bank chartered under the law of the United States, entered into an agreement and Plan of Merger, dated as of July 20, 2004 (the "Merger Agreement").

                  Oak Hill Financial will pay $5.5 million in cash for 100% of the common and preferred stock of Ripley National. The transaction is subject to shareholder approval, regulatory approval, and other customary conditions of closing.

                  The Merger Agreement, the Supplemental Agreement executed in connection with the Merger Agreement, and Oak Hill Financial's press release issued July 20, 2004, regarding the merger are attached as exhibits to this report and are incorporated herein by reference. The foregoing summary of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to such exhibits.

Item 7:     Financial Statements and Exhibits

            (c)   Exhibits

                  Exhibit No.                      Description
                  -----------                      -----------

                      2(a) Agreement and Plan of Merger, dated as of July 20, 2004, between Oak Hill Banks and Ripley National Bank.

                      2(b) Supplemental Agreement, dated as of July 20, 2004, between Oak Hill Financial, Inc., Oak Hill Banks, and Ripley National Bank.

                      99 Press release of Oak Hill Financial, Inc., issued July 20, 2004, regarding the Merger.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                    Oak Hill Financial, Inc.


                                                    /s/ Ron J. Copher

Date: July 210, 2004                                 Ron J Copher
                                                    Chief Financial Officer,
                                                    Treasurer & Secretary

                                  EXHIBIT INDEX

 Exhibit No.                                 Description
 -----------                                 -----------

    2(a) Agreement and Plan of Merger, dated as of July 20, 2004, between Oak Hill Banks and Ripley National Bank.

    2(b) Supplemental Agreement, dated as of July 20, 2004, between Oak Hill Financial, Inc., Oak Hill Banks, and Ripley National Bank.

    99 Press release of Oak Hill Financial, Inc., issued July 20, 2004, regarding the Merger.